Exhibit 99.1

Neal Goldner
Investor Relations
Marriott Vacations Worldwide Corporation
407.206.6149
Neal.Goldner@mvwc.com
Ed Kinney
Corporate Communications
Marriott Vacations Worldwide Corporation
407.206.6278
Ed.Kinney@mvwc.com
Marriott Vacations Worldwide (“MVW”) Reports First Quarter 2021 Financial Results
ORLANDO, Fla. – May 5, 2021 – Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported first quarter 2021 financial results.
“The past year has reminded us what is really important in life – family, experiences, and togetherness, all the things that travel offers. As a company whose products enable these unique and memorable occasions, it's been gratifying to see more and more people at our resorts this year, illustrating the desire of our customers to get back on vacation,” said Stephen P. Weisz, chief executive officer. “Our results this quarter are evidence of the continued recovery in our business and the resiliency of our business model. We generated $226 million in contract sales in the first quarter, a 27% sequential increase, and currently expect contract sales to increase to $320 million to $340 million in the second quarter.”

First Quarter 2021 Highlights and Operational Update:
•Consolidated Vacation Ownership contract sales totaled $226 million in the first quarter of 2021, with VPG increasing 26% compared to the prior year to $4,644.
•Net loss attributable to common shareholders was $28 million, or $0.68 loss per fully diluted share.
•Adjusted net loss attributable to common shareholders was $20 million and adjusted fully diluted loss per share was $0.49.
•Adjusted EBITDA was $69 million in the first quarter of 2021.
•Pro-forma for the acquisition of Welk Resorts, which closed on April 1, the Company had $1.4 billion of liquidity, including unrestricted cash and cash equivalents of $432 million.
First Quarter 2021 Segment Results
Vacation Ownership
Revenues excluding cost reimbursements decreased 30% in the first quarter of 2021 compared to the prior year but increased 14% from the fourth quarter of 2020 as the business continued to recover. Compared to the fourth quarter, revenue from the sale of vacation ownership products, rentals, and management and exchange increased 19%, 29%, and 5%, respectively. Development profit increased 71% and Development profit margin increased approximately 250 basis points on a sequential basis. Excluding the impact of revenue reportability, Adjusted development profit nearly tripled sequentially to $40 million, with Adjusted development profit margin more than doubling to 21%.
Vacation Ownership segment financial results were $44 million in the first quarter of 2021 and segment Adjusted EBITDA was $68 million.

Marriott Vacations Worldwide Reports First Quarter Financial Results / 2
Exchange & Third-Party Management
Revenues excluding cost reimbursements decreased 16% in the first quarter of 2021 compared to the prior year but increased 23% from the fourth quarter. Interval International exchange volumes increased 17% compared to the prior year and increased 27% from the fourth quarter of 2020. Active members declined 3% compared to the end of 2020 to nearly 1.5 million. Average revenue per member increased 14% compared to the prior year and increased 29% from the fourth quarter of 2020 as exchange and getaway rental activity increased.
Exchange & Third-Party Management segment financial results were $21 million in the first quarter of 2021 and segment Adjusted EBITDA was $41 million, with Adjusted EBITDA margin improving approximately 960 basis points year-over-year.
Corporate and Other
General and administrative costs declined $24 million in the first quarter of 2021 compared to the prior year primarily as a result of synergy efforts and lower costs associated with the furlough and reduced work week programs, including salary related costs.
Balance Sheet and Liquidity
On March 31, 2021, cash and cash equivalents totaled $643 million and the Company had $240 million of gross notes receivable that were eligible for securitization.
During the first quarter, the Company issued $575 million of 0.00% Convertible Senior Notes due 2026 with an initial conversion price of $171.01 per share. To reduce the potential dilution to the Company’s earnings per share upon conversion of the Notes, the Company also entered into privately negotiated convertible note and warrant transactions at an initial strike price of $213.76 per share, which represented a premium of 75% over the last reported sale price of the Company’s common stock on January 27, 2021.
The Company had $4.4 billion in debt outstanding, net of unamortized debt issuance costs, at the end of the first quarter of 2021. This debt included $3.0 billion of corporate debt, after repaying $100 million of its outstanding term loan during the first quarter, and $1.4 billion of non-recourse debt related to its securitized notes receivable.
Subsequent to the end of the quarter, the Company used $246 million to finance and consummate the acquisition of Welk Resorts, repay certain outstanding Welk Resorts debt and pay transaction expenses and other fees in connection with the transaction. Pro-forma for the acquisition, the Company had unrestricted cash of $432 million and gross notes receivable of $345 million that were eligible for securitization.
Non-GAAP Financial Information
Non-GAAP financial measures, such as Adjusted net loss attributable to common shareholders, Adjusted EBITDA, Adjusted fully diluted loss per share, Adjusted development profit, Adjusted development profit margin, and other adjusted financial measures, are reconciled and adjustments are shown and described in further detail in the Financial Schedules that follow.
First Quarter 2021 Financial Results Conference Call
The Company will hold a conference call on May 6, 2021 at 8:30 a.m. ET to discuss these financial results and provide an update on business conditions. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the Company's website at ir.mvwc.com. An audio replay of the conference call will be available for 30 days on the Company’s website.
###

Marriott Vacations Worldwide Reports First Quarter Financial Results / 3
About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products and services. The Company has nearly 120 resorts and over 700,000 Owners and Members in a diverse portfolio that includes seven vacation ownership brands. It also includes exchange networks and membership programs comprised of nearly 3,200 resorts in over 90 nations and over 1.7 million members, as well as management of more than 160 other resorts and lodging properties. As a leader and innovator in the vacation industry, the Company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International, Inc. and Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements
This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about expectations for contract sales in the second quarter, future operating results, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. The Company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including, without limitation, conditions beyond our control such as the length and severity of the current COVID-19 pandemic and its effect on our operations, its short and longer-term impacts on the demand for travel and consumer confidence, and the availability and distribution of effective vaccines; the pace of recovery following the COVID-19 pandemic or as effective treatments or vaccines become widely available; the Company’s ability to manage and reduce expenditures in a low revenue environment; volatility in the economy and the credit markets, changes in supply and demand for vacation ownership products, competitive conditions, the availability of additional financing when and if required, and other matters disclosed under the heading “Risk Factors” contained in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of the date of issuance and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
                    Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FINANCIAL SCHEDULES
QUARTER 1, 2021

MARRIOTT VACATIONS WORLDWIDE CORPORATION
SUMMARY FINANCIAL INFORMATION
(In millions, except VPG, tours, total active members, average revenue per member and per share amounts)
(Unaudited)

	Three Months Ended		Change %
	March 31, 2021	March 31, 2020
Key Measures
Total consolidated contract sales	$226	$306	(26%)
VPG	$4,644	$3,680	26%
Tours	45,871	79,131	(42%)
Total active members (000's)(1)	1,479	1,636	(10%)
Average revenue per member(1)	$47.13	$41.37	14%

GAAP Measures
Revenues	$759	$1,010	(25%)
Loss before income taxes and noncontrolling interests	$(36)	$(163)	78%
Net loss attributable to common shareholders	$(28)	$(106)	73%
Loss per share - diluted	$(0.68)	$(2.56)	(73%)

Non-GAAP Measures **
Adjusted EBITDA	$69	$138	(50%)
Adjusted pretax (loss) income	$(23)	$83	(129%)
Adjusted net (loss) income attributable to common shareholders	$(20)	$89	(123%)
Adjusted (loss) earnings per share - diluted	$(0.49)	$2.15	(123%)

(1) Includes members at the end of each period for the Interval International exchange network only.

ADJUSTED EBITDA BY SEGMENT

	Three Months Ended
	March 31, 2021	March 31, 2020
Vacation Ownership	$68	$147
Exchange & Third-Party Management	41	41
Segment adjusted EBITDA**	109	188
General and administrative	(39)	(51)
Consolidated property owners’ associations	(1)	1
Adjusted EBITDA**	$69	$138

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
REVENUES
Sale of vacation ownership products	$163	$258
Management and exchange	193	227
Rental	89	135
Financing	59	72
Cost reimbursements	255	318
TOTAL REVENUES	759	1,010
EXPENSES
Cost of vacation ownership products	40	60
Marketing and sales	109	170
Management and exchange	117	151
Rental	82	98
Financing	21	38
General and administrative	46	70
Depreciation and amortization	41	32
Litigation charges	3	2
Royalty fee	25	26
Impairment	—	95
Cost reimbursements	255	318
TOTAL EXPENSES	739	1,060
Gains (losses) and other income (expense), net	6	(56)
Interest expense	(43)	(33)
Transaction costs	(19)	(24)
LOSS BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	(36)	(163)
Benefit from income taxes	11	58
NET LOSS	(25)	(105)
Net income attributable to noncontrolling interests	(3)	(1)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(28)	$(106)

LOSS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS
Basic	$(0.68)	$(2.56)
Diluted	$(0.68)	$(2.56)

NOTE: Loss per share - Basic and Loss per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions)
(Unaudited)
REVENUES AND PROFIT BY SEGMENT
for the three months ended March 31, 2021

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$163	$—	$—	$163
Management and exchange(1)
Ancillary revenues	28	—	—	28
Management fee revenues	38	5	(6)	37
Exchange and other services revenues	28	55	45	128
Management and exchange	94	60	39	193
Rental(1)	77	12	—	89
Financing	59	—	—	59
Cost reimbursements(1)	268	14	(27)	255
TOTAL REVENUES	$661	$86	$12	$759

PROFIT
Development(2)	$14	$—	$—	$14
Management and exchange(1)	59	29	(12)	76
Rental(1)	(19)	12	14	7
Financing	38	—	—	38
TOTAL PROFIT	92	41	2	135

OTHER
General and administrative	—	—	(46)	(46)
Depreciation and amortization	(19)	(20)	(2)	(41)
Litigation charges	(3)	—	—	(3)
Restructuring	(1)	—	1	—
Royalty fee	(25)	—	—	(25)
Gains and other income, net	—	—	6	6
Interest expense	—	—	(43)	(43)
Transaction costs	—	—	(19)	(19)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	44	21	(101)	(36)
Benefit from income taxes	—	—	11	11
NET INCOME (LOSS)	44	21	(90)	(25)
Net income attributable to noncontrolling interests(1)	—	—	(3)	(3)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$44	$21	$(93)	$(28)

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, which represents the portion related to individual or third-party vacation ownership interest (“VOI”) owners.

(2) The company previously used the term Development margin to refer to revenues from the Sale of vacation ownership products less the Cost of vacation ownership products and marketing and sales costs. Beginning in the first quarter of 2021, the company now refers to this financial measure as Development profit. While the calculation remains unchanged, the company believes the revised term better depicts the financial results being presented.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions)
(Unaudited)
REVENUES AND PROFIT BY SEGMENT
for the three months ended March 31, 2020

	Reportable Segment		Corporate and Other	Total
	Vacation Ownership	Exchange & Third-Party Management
REVENUES
Sales of vacation ownership products	$258	$—	$—	$258
Management and exchange(1)
Ancillary revenues	46	1	—	47
Management fee revenues	38	10	(4)	44
Exchange and other services revenues	28	61	47	136
Management and exchange	112	72	43	227
Rental(1)	122	13	—	135
Financing	71	1	—	72
Cost reimbursements(1)	345	21	(48)	318
TOTAL REVENUES	$908	$107	$(5)	$1,010

PROFIT
Development(2)	$28	$—	$—	$28
Management and exchange(1)	56	32	(12)	76
Rental(1)	15	8	14	37
Financing(3)	34	—	—	34
TOTAL PROFIT	133	40	2	175

OTHER
General and administrative	—	—	(70)	(70)
Depreciation and amortization	(21)	(9)	(2)	(32)
Litigation charges	(2)	—	—	(2)
Royalty fee	(26)	—	—	(26)
Impairment	(4)	(91)	—	(95)
Gains (losses) and other income (expense), net	1	1	(58)	(56)
Interest expense	—	—	(33)	(33)
Transaction costs	(3)	—	(21)	(24)
INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	78	(59)	(182)	(163)
Benefit from income taxes	—	—	58	58
NET INCOME (LOSS)	78	(59)	(124)	(105)
Net income attributable to noncontrolling interests(1)	—	—	(1)	(1)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$78	$(59)	$(125)	$(106)

(1) Amounts included in Corporate and other represent the impact of the consolidation of certain owners’ associations under the relevant accounting guidance, which represents the portion related to individual or third-party vacation ownership interest (“VOI”) owners.

(2) The company previously used the term Development margin to refer to revenues from the Sale of vacation ownership products less the Cost of vacation ownership products and marketing and sales costs. Beginning in the first quarter of 2021, the company now refers to this financial measure as Development profit. While the calculation remains unchanged, the company believes the revised term better depicts the financial results being presented.

(3) Includes a $10 million impact related to increased bad debt expense recorded in the first quarter of 2020 related to the COVID-19 pandemic.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(In millions, except per share amounts)
(Unaudited)
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED

	Three Months Ended
	March 31, 2021	March 31, 2020
Net loss attributable to common shareholders	$(28)	$(106)
Benefit from income taxes	(11)	(58)
Loss before income taxes attributable to common shareholders	(39)	(164)
Certain items:(1)
Litigation charges	3	2
(Gains) losses and other (income) expense, net	(6)	56
Transaction costs	19	24
Impairment charges	—	95
Purchase price adjustments(2)	—	16
Other	—	54
Adjusted pretax (loss) income **	(23)	83
Benefit from income taxes	3	6
Adjusted net (loss) income attributable to common shareholders**	$(20)	$89
Diluted shares	41.4	41.5
Adjusted (loss) earnings per share - Diluted **	$(0.49)	$2.15

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) See further details on A-6.
(2) Includes certain items included in depreciation and amortization.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED EBITDA
(In millions)
(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(28)	$(106)
Interest expense	43	33
Benefit from income taxes	(11)	(58)
Depreciation and amortization	41	32
Share-based compensation	8	4
Certain items before income taxes:
Litigation charges	3	2
(Gains) losses and other (income) expense, net:
Various tax related matters	—	27
Foreign currency translation	(4)	32
Other	(2)	(3)
Transaction costs	19	24
Impairment charges	—	95
Purchase price adjustments	—	2
COVID-19 related adjustments:
Sales reserve adjustment, net	—	37
Accrual for health and welfare costs for furloughed associates	—	11
Other	—	6
ADJUSTED EBITDA**	$69	$138

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO ADJUSTED DEVELOPMENT PROFIT
(In millions)
(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
Consolidated contract sales	$226	$306
Less resales contract sales	(5)	(7)
Consolidated contract sales, net of resales	221	299
Plus:
Settlement revenue	5	6
Resales revenue	2	4
Revenue recognition adjustments:
Reportability	(36)	34
Sales reserve	(14)	(71)
Other(1)	(15)	(14)
Sale of vacation ownership products	163	258
Less:
Cost of vacation ownership products	(40)	(60)
Marketing and sales	(109)	(170)
Development Profit	14	28
Revenue recognition reportability adjustment	26	(23)
Other(2)	—	29
Adjusted development profit **	$40	$34
Development profit margin(3)	8.4%	10.7%
Adjusted development profit margin(3)	20.5%	12.6%

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue.
(2) Includes sales reserve charge related to the COVID-19 pandemic and purchase price adjustments for the first quarter of 2020.
(3) Development profit margin represents Development profit divided by Sale of vacation ownership products. Adjusted development profit margin represents Adjusted development profit divided by Sale of vacation ownership products revenue after adjusting for revenue reportability and other charges.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
VACATION OWNERSHIP SEGMENT ADJUSTED EBITDA
(In millions)
(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$44	$78
Depreciation and amortization	19	21
Share-based compensation expense	1	1
Certain items:
Litigation charges	3	2
Gains and other income, net:
Foreign currency translation	—	(1)
Impairment charges	—	4
Purchase price adjustments	—	2
Effects of COVID-19:
Sales reserve adjustment, net	—	37
Restructuring	1	—
Other	—	3
SEGMENT ADJUSTED EBITDA **	$68	$147

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
EXCHANGE & THIRD-PARTY MANAGEMENT SEGMENT ADJUSTED EBITDA
(In millions)
(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$21	$(59)
Depreciation and amortization	20	9
Share-based compensation expense	—	1
Certain items:
Gains and other income, net:
Foreign currency translation	—	2
Other	—	(3)
Impairment charges	—	91
SEGMENT ADJUSTED EBITDA **	$41	$41

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	Unaudited
	March 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$643	$524
Restricted cash (including $73 and $68 from VIEs, respectively)	535	468
Accounts receivable, net (including $10 and $11 from VIEs, respectively)	219	276
Vacation ownership notes receivable, net (including $1,338 and $1,493 from VIEs, respectively)	1,769	1,840
Inventory	785	759
Property and equipment, net	887	791
Goodwill	2,817	2,817
Intangibles, net	938	952
Other (including $56 and $54 from VIEs, respectively)	594	471
TOTAL ASSETS	$9,187	$8,898

LIABILITIES AND EQUITY
Accounts payable	$159	$209
Advance deposits	167	147
Accrued liabilities (including $1 and $1 from VIEs, respectively)	345	349
Deferred revenue	524	488
Payroll and benefits liability	188	157
Deferred compensation liability	124	127
Securitized debt, net (including $1,446 and $1,604 from VIEs, respectively)	1,431	1,588
Debt, net	3,025	2,680
Other	200	197
Deferred taxes	286	274
TOTAL LIABILITIES	6,449	6,216
Contingencies and Commitments (Note 11)
Preferred stock — $0.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock — $0.01 par value; 100,000,000 shares authorized; 75,454,906 and 75,279,061 shares issued, respectively	1	1
Treasury stock — at cost; 34,182,278 and 34,184,813 shares, respectively	(1,334)	(1,334)
Additional paid-in capital	3,843	3,760
Accumulated other comprehensive loss	(45)	(48)
Retained earnings	244	272
TOTAL MVW SHAREHOLDERS' EQUITY	2,709	2,651
Noncontrolling interests	29	31
TOTAL EQUITY	2,738	2,682
TOTAL LIABILITIES AND EQUITY	$9,187	$8,898
The abbreviation VIEs above means Variable Interest Entities.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020
OPERATING ACTIVITIES
Net loss	$(25)	$(105)
Adjustments to reconcile net loss to net cash, cash equivalents and restricted cash used by operating activities:
Depreciation and amortization of intangibles	41	32
Amortization of debt discount and issuance costs	11	5
Vacation ownership notes receivable reserve	14	71
Share-based compensation	8	3
Impairment charges	—	95
Deferred income taxes	15	(10)
Net change in assets and liabilities:
Accounts receivable	51	45
Vacation ownership notes receivable originations	(108)	(174)
Vacation ownership notes receivable collections	165	174
Inventory	(26)	(8)
Purchase of vacation ownership units for future transfer to inventory	(99)	(61)
Other assets	(138)	(83)
Accounts payable, advance deposits and accrued liabilities	(30)	(184)
Deferred revenue	102	107
Payroll and benefit liabilities	31	(20)
Deferred compensation liability	(2)	(7)
Other liabilities	5	(7)
Deconsolidation of certain Consolidated Property Owners' Associations	(71)	—
Other, net	(4)	5
Net cash, cash equivalents and restricted cash used in operating activities	(60)	(122)
INVESTING ACTIVITIES
Capital expenditures for property and equipment (excluding inventory)	(7)	(17)
Purchase of company owned life insurance	(1)	(4)
Net cash, cash equivalents and restricted cash used in investing activities	(8)	(21)
FINANCING ACTIVITIES
Borrowings from securitization transactions	—	202
Repayment of debt related to securitization transactions	(159)	(148)
Proceeds from debt	561	666
Repayments of debt	(100)	(102)
Purchase of convertible note hedges	(100)	—
Proceeds from issuance of warrants	70	—
Finance lease payment	—	(9)
Debt issuance costs	(2)	—
Repurchase of common stock	—	(82)
Payment of dividends	—	(45)
Payment of withholding taxes on vesting of restricted stock units	(15)	(14)
Net cash, cash equivalents and restricted cash provided by financing activities	255	468
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(1)	(6)
Change in cash, cash equivalents and restricted cash	186	319
Cash, cash equivalents and restricted cash, beginning of period	992	701
Cash, cash equivalents and restricted cash, end of period	$1,178	$1,020

MARRIOTT VACATIONS WORLDWIDE CORPORATION
QUARTERLY OPERATING METRICS
(Contract sales in millions)

	Year	Quarter Ended				Full Year
		March 31	June 30	September 30	December 31
Vacation Ownership
Consolidated Contract Sales
	2021	$226
	2020	$306	$30	$140	$178	$654
	2019	$354	$386	$390	$394	$1,524

VPG
	2021	$4,644
	2020	$3,680	$3,717	$3,904	$3,826	$3,767
	2019	$3,350	$3,299	$3,461	$3,499	$3,403

Tours
	2021	45,871
	2020	79,131	6,216	33,170	44,161	162,678
	2019	99,957	111,241	107,401	108,272	426,871

Exchange & Third-Party Management
Total active members (000's)(1)	2021	1,479
	2020	1,636	1,571	1,536	1,518	1,518
	2019	1,694	1,691	1,701	1,670	1,670

Average revenue per member(1)	2021	$47.13
	2020	$41.37	$30.17	$36.76	$36.62	$144.97
	2019	$46.24	$43.23	$40.89	$38.38	$168.73

(1) Includes members at the end of each period for the Interval International exchange network only.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by GAAP. We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules included herein reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income or loss attributable to common shareholders, earnings or loss per share or any other comparable operating measure prescribed by GAAP. In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do or may not calculate them at all, limiting their usefulness as comparative measures.
Certain Items Excluded from Adjusted Net Income or Loss Attributable to Common Shareholders, Adjusted EBITDA, Adjusted Development Profit and Adjusted Development Profit Margin.
We evaluate non-GAAP financial measures, including Adjusted pretax income or loss, Adjusted net income or loss attributable to common shareholders, Adjusted EBITDA, Adjusted development profit and Adjusted development profit margin, that exclude certain items in the three months ended March 31, 2021 and March 31, 2020, and believe these measures provide useful information to investors because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate the comparison of results from our on-going core operations before these items with results from other vacation ownership companies.
Adjusted Development Profit (Adjusted Sale of Vacation Ownership Products Net of Expenses) and Adjusted Development Profit Margin.
We evaluate Adjusted development profit (Adjusted sale of vacation ownership products, net of expenses) and Adjusted development profit margin as indicators of operating performance. Adjusted development profit and Adjusted development profit margin adjust Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as itemized on A-6, as necessary. We evaluate Adjusted development profit and Adjusted development profit margin and believe it provides useful information to investors because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development profit and Development profit margin.
Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA, a financial measure that is not prescribed by GAAP, is defined as earnings, or net income or loss attributable to common shareholders, before interest expense (excluding consumer financing interest expense associated with term loan securitization transactions), income taxes, depreciation and amortization. Adjusted EBITDA reflects additional adjustments for certain items, as itemized in the discussion of Adjusted EBITDA in the preceding pages, and excludes share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense associated with term loan securitization transactions because we consider it to be an operating expense of our business. We consider Adjusted EBITDA to be an indicator of operating performance, which we use to measure our ability to service debt, fund capital expenditures and expand our business. We also use Adjusted EBITDA, as do analysts, lenders, investors and others, because this measure excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We believe Adjusted EBITDA is useful as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Adjusted EBITDA also facilitates comparison by us, analysts, investors, and others, of results from our on-going core operations before the impact of these items with results from other vacation companies.